Exhibit 99.1

Contacts	Ralph S. Marimon Chief Financial Officer (408) 990-4000 rsmarimon@quicklogic.com	Andrea Vedanayagam Director, Corporate Communications (408) 990-4000 andrea@quicklogic.com

QuickLogic Announces Fourth Quarter and Fiscal 2008 Results —

Fourth Quarter New Product Revenue Up Sequentially

SUNNYVALE, Calif. — February 3, 2009 — QuickLogic Corporation (NASDAQ: QUIK), the lowest power programmable solutions leader, today announced the financial results for its fourth quarter and fiscal year ended December 28, 2008.

Total revenue for the fourth quarter of 2008 was $5.9 million, down 5 percent from the third quarter of 2008 and down 45 percent from the fourth quarter of 2007. The sequential decline in revenue was primarily due to anticipated declines in our legacy product revenue. New products — ArcticLink®, PolarPro® II, PolarPro , Eclipse™ II and QuickPCI® II — grew to contribute 26 percent of revenue in the fourth quarter of 2008 compared to  23 percent in the third quarter of 2008 and was 33 percent of revenue in the fourth quarter of 2007.

Under generally accepted accounting principles (GAAP), the net loss for the fourth quarter of 2008 was $2.6 million, or $0.09 per share, compared with a net loss of $615,000, or $0.02 per share, in the third quarter of 2008 and a net loss of $1.7 million, or $0.06 per share, in the fourth quarter of 2007.  Non-GAAP net loss for the fourth quarter of 2008 was $1.2 million, or $0.04 per share, compared with a non-GAAP net loss of $196,000, or $0.01 per share, in the third quarter of 2008 and a non-GAAP net loss of $1.1 million, or $0.04 per share, in the fourth quarter of 2007.

Revenue for 2008 was $31.9 million, compared with revenue of $34.4 million in 2007. Under GAAP, the net loss for 2008 was $9.4 million, or $0.32 per share, compared with a net loss of $11.1 million, or $0.38 per share, in 2007. Non-GAAP net loss for 2008 improved to $3.0 million, or $0.10 per share, compared with a non-GAAP net loss of $9.3 million, or $0.32 per share, in 2007.

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 “New product revenue in our fiscal year 2008 was $8.1 million, a $1.8 million increase over new product revenue in fiscal year 2007. The sale of Customer Specific Standard Products, or CSSPs, into the portable navigation device market was the primary driver of the increase in new product sales,” said E. Thomas Hart, chairman, president and CEO. “Our low power CSSPs allow mobile device manufacturers to bring their new products to market more quickly and cost effectively with lower risk. The CSSP message — ‘Your idea, our platform, customized for you’ — resonates well in our target markets, as we continue to engage with more top tier mobile device manufacturers.”

Conference Call

QuickLogic will hold a conference call at 2:30 p.m. Pacific Time today, February 3, 2009, to discuss the fourth quarter and fiscal year financial results. The conference call is being webcast and can be accessed via QuickLogic’s website at www.quicklogic.com/investors. To participate, please call (877) 591-4958 by 2:20 p.m. Pacific Time. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (719) 457-0820 and reference the pass code: 7884431. The call recording will be archived until February 6, 2008 and the webcast will be available for 12 months.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) is the pioneer of innovative, customizable semiconductor solutions for mobile and portable electronics original equipment manufacturers (OEMs) and original design manufacturers (ODMs).  These silicon plus software solutions are called Customer Specific Standard Products (CSSPs).  CSSPs enable our customers to bring their products to market more quickly and remain in the market longer, with the low power, cost and size demanded by the mobile and portable electronics market.  For more information about QuickLogic and CSSPs, visit www.quicklogic.com. Code:  QUIK-G

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, long-lived asset impairment, the write-down of the Company’s investment in Tower Semiconductor Ltd. and the effect of the write-off of equipment in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.

Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of Company resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable GAAP financial measures.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements made by our CEO relating to the interest of the market in our new products and the revenue generating potential of such new products, which is dependent on the market acceptance of our products and the level of customer orders. Actual results could differ materially from the results described in these forward-looking statements. Factors that could cause actual results to differ materially include: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These factors and others are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission, including the risks discussed in the “Risk Factors” section in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases.

ArcticLink, pASIC, PolarPro, QuickLogic, QuickPCI, and QuickRAM are registered trademarks and Eclipse and the QuickLogic logo are trademarks of QuickLogic Corporation.  All other brands or trademarks are the property of their respective holders and should be treated as such.

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Note to Editors: Financial Tables Follow

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Years Ended
	December 28, 2008	December 30, 2007	September 28, 2008	December 28, 2008	December 30, 2007
Revenue	$5,914	$10,745	$6,230	$31,910	$34,417
Cost of revenue, excluding inventory write-down and related charges	2,656	5,312	2,575	13,343	15,469
Inventory write-down and related charges	267	408	203	1,598	3,941
Long-lived asset impairment	—	—	—	1,545	—
Gross profit	2,991	5,025	3,452	15,424	15,007
Operating expenses:
Research and development	1,400	2,549	1,354	8,185	9,517
Selling, general and administrative	3,093	4,230	2,666	14,049	17,163
Long-lived asset impairment	—	—	—	468	—
Restructuring costs	50	—	—	502	—
Total operating expenses	4,543	6,779	4,020	23,204	26,680
Loss from operations	(1,552)	(1,754)	(568)	(7,780)	(11,673)
Write-down of investment in Tower Semiconductor Ltd	(981)	—	—	(1,398)	—
Interest expense	(23)	(54)	(59)	(225)	(280)
Interest income and other, net	(94)	142	(46)	(6)	894
Loss before income taxes	(2,650)	(1,666)	(673)	(9,409)	(11,059)
Provision for (benefit from) income taxes	(30)	4	(58)	(54)	75
Net loss	$(2,620)	$(1,670)	$(615)	$(9,355)	$(11,134)

Net loss per share:
Basic	$(0.09)	$(0.06)	$(0.02)	$(0.32)	$(0.38)
Diluted	$(0.09)	$(0.06)	$(0.02)	$(0.32)	$(0.38)
Weighted average shares:
Basic	29,844	29,267	29,772	29,653	29,041
Diluted	29,844	29,267	29,772	29,653	29,041

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF GAAP AND NON-GAAP FINANCIAL MEASURES

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Years Ended
	December 28, 2008	December 30, 2007	September 28, 2008	December 28, 2008	December 30, 2007
GAAP loss from operations	$(1,552)	$(1,754)	$(568)	$(7,780)	$(11,673)
Adjustment for the write-off of equipment within:
Cost of revenue	12	161	30	42	166
Selling, general and administrative	—	—	—	15	2
Adjustment for long-lived asset impairment within:
Cost of revenue	—	—	—	1,545	—
Selling, general and administrative	—	—	—	468	—
Adjustment for stock-based compensation within:
Cost of revenue	47	53	49	267	229
Research and development	74	103	89	517	376
Selling, general and administrative	249	287	251	1,557	1,099
Adjustment for restructuring costs	50	—	—	502	—
Non-GAAP loss from operations	$(1,120)	$(1,150)	$(149)	$(2,867)	$(9,801)

GAAP net loss	$(2,620)	$(1,670)	$(615)	$(9,355)	$(11,134)
Adjustment for the write-off of equipment within:
Cost of revenue	12	161	30	42	166
Selling, general and administrative	—	—	—	15	2
Adjustment for long-lived asset impairment within:
Cost of revenue	—	—	—	1,545	—
Selling, general and administrative	—	—	—	468	—
Adjustment for stock-based compensation within:
Cost of revenue	47	53	49	267	229
Research and development	74	103	89	517	376
Selling, general and administrative	249	287	251	1,557	1,099
Adjustment for restructuring costs	50	—	—	502	—
Adjustment for write-down of investment in Tower Semiconductor Ltd.	981	—	—	1,398	—
Non-GAAP net loss	$(1,207)	$(1,066)	$(196)	$(3,044)	$(9,262)

GAAP net loss per share	$(0.09)	$(0.06)	$(0.02)	$(0.32)	$(0.38)
Adjustment for stock-based compensation	0.01	0.02	0.01	0.08	0.06
Adjustment for long-lived asset impairment	—	—	—	0.07	—
Adjustment for write-off of equipment	*	*	*	*	*
Adjustment for restructuring costs	*	—	—	0.02	—
Adjustment for write-down of investment in Tower Semiconductor Ltd.	0.04	—	—	0.05	—
Non-GAAP net loss per share	$(0.04)	$(0.04)	$(0.01)	$(0.10)	$(0.32)

GAAP gross margin percentage	50.6%	46.8%	55.4%	48.3%	43.6%
Adjustment for stock-based compensation	0.8%	0.5%	0.8%	0.8%	0.7%
Adjustment for long-lived asset impairment	0.0%	0.0%	0.0%	4.8%	0.0%
Adjustment for write-off of equipment	0.2%	1.5%	0.5%	0.2%	0.5%
Non-GAAP gross margin percentage	51.6%	48.8%	56.7%	54.1%	44.8%

* Figures were not considered in the reconciliation of Non-GAAP net loss per share due to the insignificant amount

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 28, 2008	December 30, 2007(1)
ASSETS

Current assets:
Cash and cash equivalents	$19,376	$20,868
Short-term investment in Tower Semiconductor Ltd.	116	1,279
Accounts receivable, net	1,746	2,634
Inventory	1,900	5,770
Other current assets	833	1,607
Total current assets	23,971	32,158
Property and equipment, net	3,493	5,877
Investment in Tower Semiconductor Ltd.	59	644
Other assets	903	2,745

TOTAL ASSETS	$28,426	$41,424

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Revolving line of credit	$2,000	$—
Trade payables	1,992	4,207
Accrued liabilities	1,537	2,228
Deferred income on shipments to distributors	282	516
Deferred royalty revenue	—	431
Current portion of debt and capital lease obligations	753	2,497
Total current liabilities	6,564	9,879

Long-term liabilities:
Debt and capital lease obligations, less current portion	—	2,527
Total liabilities	6,564	12,406

Stockholders’ equity:
Common stock, at par value	30	29
Additional paid-in capital	169,846	167,298
Accumulated other comprehensive income	—	350
Accumulated deficit	(148,014)	(138,659)
Total stockholders’ equity	21,862	29,018

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$28,426	$41,424

(1)   Derived from the December 30, 2007 audited balance sheet included in the 2007 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue				Change in Revenue
	Q4	Q3	Fiscal	Fiscal	Q3 2008 to	2007 to
	2008	2008	2008	2007	Q4 2008	2008
COMPOSITION OF REVENUE

Revenue by product (1):
New products	26%	23%	25%	19%	7%	28%
Mature products	60%	74%	54%	48%	(22)%	3%
End-of-life products	14%	3%	21%	33%	327%	(42)%

Revenue by geography:
North America	46%	33%	41%	53%	34%	(28)%
Europe	13%	14%	15%	18%	(9)%	(23)%
Asia Pacific	34%	42%	36%	20%	(24)%	66%
Japan	7%	11%	8%	9%	(44)%	(19)%

Revenue by end-customer segment:
Instrumentation and test	30%	53%	52%	43%	(46)%	10%
Military and aerospace systems	38%	12%	15%	14%	208%	(4)%
Datacom and telecom	7%	8%	13%	19%	(14)%	(37)%
Graphics and imaging	12%	24%	16%	19%	(53)%	(19)%
Computing	13%	3%	4%	5%	273%	(12)%

(1)          New products include ArcticLink, PolarPro II, PolarPro, Eclipse II and QuickPCI II products. Mature products include QuickRAM, pASIC® 3, Eclipse, QuickDSP and QuickFC products, as well as royalty revenue, programming hardware and software. End-of-life products include pASIC 1, pASIC 2, V3, QuickPCI and QuickMIPS products.